SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): MAY 19, 1997

                      LEXINGTON GLOBAL ASSET MANAGERS, INC.

State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization                                Identification No.)

DELAWARE                                                     22-3395036

LEXINGTON GLOBAL ASSET MANAGERS, INC.
PARK 80 WEST PLAZA TWO
SADDLE BROOK, NJ 07663

(201) 845-7300

Item 5.  Other Events

On March 7, 1997, the registrant announced a share buy-back program. The Board of Directors of Lexington Global Asset Managers, Inc. (Nasdaq: LGAM) authorized a share repurchase program of up to 750,000 shares effective immediately.

Repurchases will be made from time to time in the open market or through privately negotiated transactions at market prices. The stock repurchase plan approved on March 6, 1997 has a term of three years.

Robert M. DeMichele, President and Chief Executive Officer of LGAM said that, "The repurchase program was initiated because the Board of Directors is very confident about the outlook for the Company and believes that its stock offers tremendous value." Mr. DeMichele went on to say that, "Our priority is to enhance the value of the Company for our shareholders."

Lexington Global Asset Managers, Inc. is a financial services holding company that offers, through its subsidiaries, a variety of asset management services to retail investors, institutions, and high net worth individuals. The Company's principal subsidiaries include Lexington Management Corporation and Lexington Funds Distributor which market, promote, and distribute the Lexington family of mutual funds. As of December 31, 1996 Lexington Global Asset Managers had 5,487,887 shares of common stock outstanding.

This release may include forward-looking statements of information that involve risks and uncertainties. The Company's actual results could differ materially from the results identified in any forward-looking statements.



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEXINGTON GLOBAL ASSET MANAGERS, INC.

By:  /s/  Richard M. Hisey
------------------------------------------------
RICHARD M. HISEY
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

Date:   5-19-97